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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          -----------------------------

                                    FORM 8-K

                          -----------------------------



                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date Report (Date of earliest event reported): November 24, 1999

                           SOLIGEN TECHNOLOGIES, INC.

             (exact name of registrant as specified in its charter)

            Wyoming                     1-12694               95-4440838
 (State or other jurisdiction    (Commission File Number)  (I.R.S. Employer
 incorporation or organization)                            Identification No.)

                19408 Londelius St., Northridge, California 91423
                    (Address of principal executive offices)

Registrant's telephone number, including area code:   818-718-1221

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                              SOLIGEN TECHNOLOGIES
                                    FORM 8-K

ITEM 5.    OTHER EVENTS.

(a) PRIVATE PLACEMENT FINANCING. On November 24, 1999, Soligen Technologies, Inc. (the "Company"), entered into a Series B Convertible Preferred Stock Purchase Agreement (the "Stock Purchase Agreement") providing for the private placement of 8,425,000 shares of a newly authorized series of preferred stock ("Series B Preferred"). A copy of the Stock Purchase Agreement is attached as an exhibit to this report. The Company received gross proceeds of $1,685,000 from the sale of 8,425,000 shares of Series B Preferred to thirty three (33) private investors pursuant to the Stock Purchase Agreement. The purchasers of Series B Preferred also received Common Stock purchase warrants exercisable for a cumulative total of 3,622,750 shares of the Company's Common Stock at an exercise price of $0.20 per share. These warrants are exercisable for a period of one year, commencing November 24, 1999. A copy of the warrant is attached as an exhibit to this report. The financing was completed in accordance with the exemption provided by Rule 506 of Regulation D.

In connection with the financing, the Company paid a cash finder's fee in the approximate amount of $100,000. In addition, the finders received warrants exercisable for 498,750 shares of common stock at a price of $0.20 per share. These warrants are exercisable for a period of one year, commencing November 24, 1999.

At a special stockholders meeting held on April 20, 1998, the Company's stockholders approved an amendment to the Company's Articles of Incorporation authorizing the issuance of up to 10,000,000 shares of preferred stock. This amendment authorizes the Company's Board of Directors to issue preferred stock in one or more series on terms approved by the Board of Directors without the necessity of further action or approval by the stockholders. Pursuant to this authority, the Company's Board of Directors has authorized the issuance of up to 8,425,000 shares of Series B Preferred Stock having rights and preferences as set forth in a Statement of Rights and Preferences (the "Statement") filed with the Secretary of State of Wyoming on November 23, 1999. A copy of the Statement is attached as an exhibit to this report. The following is a summary of certain terms of the Series B Preferred, and reference is made to the Statement for a complete description of the rights and preferences of the Series B Preferred.

The Series B Preferred is not entitled to any fixed or guaranteed dividend. Upon a liquidation of the Company, the Series B Preferred is entitled to receive a distribution of $0.20 per share in preference to any distribution to holders of common stock or junior preferred stock. The approval of the holders of at least two-thirds of the outstanding shares of Series B Preferred is required for certain significant corporate actions, including mergers and sales of substantially all of the Company's assets.

Each share of Series B Preferred is initially convertible into one share of the Company's Common Stock, subject to adjustment for recapitalizations, stock splits and similar events. Subject to certain exceptions, the Series B conversion ratio is subject to adjustment in the event the Company issues shares of Common Stock for no consideration or for a consideration less than the fair market value of the Common Stock as of the date of such issuance. The Series B Preferred automatically converts into common stock in the event the average trading price of the Company's common stock over 60 consecutive trading days is greater than $1.00 per share and the cumulative trading volume during such 60 day period is at least 1,000,000 shares, if traded on a national securities exchange, or 1,500,000 shares if traded on NASDAQ or over-the-counter. The Series B Preferred also automatically converts into common stock in the event the Company completes an underwritten public offering in which the Company receives gross proceeds of


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at least $10,000,000 and at a per share price of at least $1.00 per share
(subject to adjustment for stock splits, recapitalizations, etc.).

The holders of Series B Preferred may tender their shares for redemption at a per share price equal to 150% of the liquidation preference in the event of a Change of Control (as defined in the Statement). In addition, the Company may, at its option, redeem the Series B Preferred at a per share price equal to 150% of the liquidation preference in the event that, from and after November 24, 2000, the common stock trades above $0.75 per share for sixty (60) consecutive trading days.

Purchasers of Series B Preferred are also parties to an Investor Rights Agreement (a copy of which is attached as an exhibit to this Report), which grants certain demand and "piggyback" registration rights. The holders of Series B Preferred, voting as a separate class, are entitled to elect one member of the Company's Board of Directors.

(b) CONVERSION AGREEMENT. In conjunction with completion of the Series B Preferred financing described in paragraph 5(a), the Company entered into a Conversion Agreement with the holders of the Company's Series A Convertible Preferred Stock ("Series A Preferred"). Pursuant to this Agreement, on November 24, 1999, all outstanding shares of Series A Preferred were converted into 2,023,874 shares of the Company's Common Stock in accordance with the Company's Articles of Incorporation. In consideration of the agreement of holders of Series A Preferred to make such conversion, the Company issued a cumulative total of 404,697 additional shares of Common Stock to the holders of Series A Preferred. These additional shares are entitled to the same registration rights granted to the holders of Series B Preferred.

ITEM 7.  EXHIBITS.

The following exhibits are filed herewith and this list constitutes the exhibit index.

      EXHIBIT NO.      DOCUMENT DESCRIPTION
      -----------      --------------------
          4.1          Statement of Rights and Preferences of Series B Preferred
                       Stock.

          4.2 Series B Convertible Preferred Stock Purchase Agreement, dated November 24, 1999.

          4.3          Investor Rights Agreement, dated November 24, 1999.

          4.4          Conversion Agreement, dated November 24, 1999.

          4.5          Form of Common Stock Purchase Warrant.


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                                    SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 15, 1999

                                            SOLIGEN TECHNOLOGIES, INC.

                                  By:       /s/ Yehoram Uziel
                                           ------------------------------------
                                           Yehoram Uziel, President, Chief
                                           Executive Officer and Chairman of the
                                           Board of Directors


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